As filed with the Securities and Exchange Commission on December 5, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                         RUSHMORE FINANCIAL GROUP, INC.
             (Exact name of the Company as specified in its charter)

                   Texas                                  75-2375969
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                                -----------------

                            13355 Noel Rd., Suite 300
                                Dallas, TX 75240
                    (Address of principal executive offices)

                                -----------------

                           2002 CONSULTING AGREEMENTS

                            (Full title of the plan)

                                -----------------

                             D. M. Rusty Moore, Jr.
                         Rushmore Financial Group, Inc.
                            13355 Noel Rd., Suite 300
                                Dallas, TX 75240
                     (Name and address of agent for service)
                                 (972) 450-6000
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              Ronald L. Brown, Esq.
                             Andrews & Kurth L.L.P.
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                                 (214) 659-4400


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of Securities    Amount to be   Proposed Maximum    Proposed Maximum      Amount of
 to be Registered       Registered     Offering Price        Aggregate        Registration
                                         per Share       Offering Price (1)       Fee
---------------------- -------------- ------------------ -------------------- --------------
Common Stock, $0.01        490,000         $0.055             $26,950            $2.48
--------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low price for the Company's common stock on November 29, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
         -------------------

Item 2.  Registrant Information and Employee Plan Annual Information. *
         --------------------------------------------------------------

*The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following  documents  previously or concurrently  filed by Rushmore
Financial   Group,   Inc.  (the   "Company")  with  the  Commission  are  hereby
incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "Annual Report") filed by the Company (SEC File No. 000-24057) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on April 15, 2002.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" at page 34 of the Company's Registration Statement on Form SB-2, filed with the Commission and effective on February 17, 1998, is hereby incorporated by reference.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Company's Bylaws provide that the Company shall be empowered to indemnify directors, officers, agents and employees to the maximum extent permitted by Article 2.02-1 of the Texas Business Coporation Act.

         Article 2.02-1 of the Texas Business Corporation Act permits indemnification of directors and officers of the Company and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Company, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Company or at the request of the Company, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted in an action brought on behalf of the Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Company.

         No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any act or omission in such capacity except to the extent Texas law expressly precludes limitation of such personal liability, which it does when the director is found liable for a breach of duty of loyalty, an act or omission not in good faith that constitutes a breach of duty or intentional misconduct or knowing violation of law, a transaction from which the director received an improper benefit or any other case where liability is provided by statute.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

Exhibit No.                Description
-----------                -----------

4.1 Articles of Incorporation, as amended, of the Registrant (reference is made to Registrant's Registration Statement No. 333-42225 on Form SB-2, together with any exhibits thereto, which are incorporated herein by reference)

5.1                        Opinion of Andrews & Kurth L.L.P.

10.1 Business Advisory & Financial Consulting Services Agreement dated as of July 30, 2002, by and between the Registrant and Ascendiant Capital Group, LLC

10.2 Consulting Agreement dated as of August 26, 2002, by and between the Registrant and Ronen Canetti, dba ShugSoft.

23.1                       Consent of Grant Thornton, LLP

23.3                       Consent  of  Andrews  &  Kurth  L.L.P.  (included  in
                           Exhibit 5.1)

24.1                       Power of Attorney  (included on Signature Page to the
                           Registration Statement)

Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of registration Fee" table in the effective Registration Statement.

                           (iii)    To include  any  material  information  with
                                    respect  to the  plan  of  distribution  not
                                    previously  disclosed  in  the  Registration
                                    Statement  or any  material  change  to such
                                    information in the  Registration  Statement;
                                    provided  however,  that  provisions (i) and
                                    (ii) of this undertaking do not apply if the
                                    information  required  to be  included  in a
                                    post-effective   amendment   thereunder   is
                                    contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2002.

                                    RUSHMORE FINANCIAL GROUP, INC.


                                    By: /s/ D.M. (Rusty) Moore, Jr.
                                       -----------------------------------------
                                            D.M. (Rusty) Moore, Jr., President,
                                            Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints D. M. (Rusty) Moore, Jr., as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name                                     Office                        Date

 /s/ D.M. (Rusty) Moore, Jr.   President, Chief Executive       December 2, 2002
----------------------------   Officer and Director
D.M. (Rusty) Moore, Jr.        (Principal Executive Officer)


 /s/ Randy Rutledge            Director and Chief Financial     December 2, 2002
----------------------------   Officer (Principal Financial
Randy Rutledge                 and Accounting Officer)


 /s/ Eyal Shachar              Director                         December 2, 2002
----------------------------
Eyal Shachar


/s/ Robert P. Ross, Jr.        Director                         December 2, 2002
----------------------------
Robert P. Ross, Jr.


                               Director
----------------------------
Ernie Laginess


                               Director
----------------------------
David Demus


                               Director
----------------------------
Gayle C. Tinsley

                         RUSHMORE FINANCIAL GROUP, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



EXHIBIT NO.                DESCRIPTION
-----------                -----------

4.1 Articles of Incorporation, as amended, of the Registrant (reference is made to Registrant's Registration Statement No. 333-42225 on Form SB-2, together with any exhibits thereto, which are incorporated herein by reference)

5.1                        Opinion of Andrews & Kurth L.L.P.

10.1 Business Advisory & Financial Consulting Services Agreement dated as of July 30, 2002, by and between the Registrant and Ascendiant Capital Group, LLC

10.2 Consulting Agreement dated as of August 26, 2002, by and between the Registrant and Ronen Canetti, dba ShugSoft.

23.1                       Consent of Grant Thornton, LLP

23.3                       Consent  of  Andrews  &  Kurth  L.L.P.  (included  in
                           Exhibit 5.1)

24.1                       Power of Attorney  (included on Signature Page to the
                           Registration Statement)